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                                                                    EXHIBIT 23.3



                         CONSENT OF INDEPENDENT AUDITOR


I consent to the use in the Form S-11 Registration Statement under the Securities Act of 1933, filed by ABIC Realty Fund I, L.P., of my report dated January 10, 2003, of the balance sheet of ABIC Realty Fund I, L.P. as of December 31, 2002, and the related Statement of Changes in Partner's Capital of ABIC Realty Fund I, L.P. from the period from formation on May 17, 2002, through December 31, 2002, and to the use of my name appearing under the heading "Experts" in the Form S-11.


/s/ Tyson Hopkins


Tyson Hopkins
Certified Public Accountant

Oklahoma City, Oklahoma


May 1, 2003




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                         CONSENT OF INDEPENDENT AUDITOR


I consent to the use in the Form S-11 Registration Statement under the Securities Act of 1933, filed by ABIC Realty Corporation, of my report dated January 10, 2003, of the balance sheet of ABIC Realty Corporation as of December 31, 2002 and to the use of my name appearing under the heading "Experts" in the Form S-11.


/s/ Tyson Hopkins


Tyson Hopkins
Certified Public Accountant

Oklahoma City, Oklahoma


May 1, 2003